UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

TOTALIGENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41803	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 FAU Boulevard, Suite 400 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 360-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12b of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2026, Totaligent, Inc. (the “Company”) entered into a Definitive Agreement (the “Definitive Agreement”) with Ivan Klarich (“Klarich”). As previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 12, 2026 and March 24, 2026, the Company had entered into a binding Letter of Intent dated February 11, 2026 (the “LOI”), as extended, with Klarich and Aetherium Medical for the strategic acqui-hire of Aetherium’s team, business plan, trade secrets, know-how, network contacts, operational infrastructure, and related intangible assets (collectively, the “Aetherium Assets”) in exchange for equity in the Company.

The Definitive Agreement supersedes the LOI and sets forth the definitive terms and conditions of the transaction, including: (i) the formation by the Company of a new wholly-owned Delaware limited liability company subsidiary named Aetherium Medical LLC (the “Aetherium Entity”) to which Klarich and the Aetherium team will contribute the Aetherium Assets (consisting primarily of internally developed trade secrets, know-how, business relationships, and distribution rights with no registered patents, trademarks, or third-party liabilities); (ii) Klarich’s immediate appointment as President of the Company (upon execution) and his appointment as a member of the Company’s Board of Directors (expanding/reconstituting the Board to three members) promptly following the Closing; (iii) execution of an employment agreement with Klarich on industry-standard terms for a Florida-based medtech company; (iv) issuance of milestone-based equity to Klarich (in the form of Series D Preferred Stock convertible into 1,000 shares of Common Stock or Common Stock, at the Company’s election) upon achievement of specified performance milestones as set forth in Exhibit B to the Definitive Agreement (including an initial 10% fully-diluted equity issuance upon Closing, plus additional percentages for joint-venture formation, strategic partnerships, revenue run-rate targets, a Don Heath-related transaction, and a final true-up upon successful uplist or qualified IPO); and (v) other customary provisions regarding tax treatment (intended Section 351/1202 qualification where possible), confidentiality, restrictive covenants, indemnification, and dispute resolution.

The Closing is scheduled to occur thirty (30) days after the Effective Date (or such other date as mutually agreed), subject to customary conditions including execution of employment agreements and certain accrued salary reduction agreements from existing officers/consultants. The Definitive Agreement also contemplates cooperation toward the potential integration of the Aetherium Assets into a separate joint venture with GloMed Solutions Limited Liability Company pursuant to independent documentation; the JV and related GloMed acquisition option are not conditions to, and impose no obligations under, the Definitive Agreement.

The foregoing description is qualified in its entirety by reference to the Definitive Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Definitive Agreement dated April 10, 2026, between Totaligent, Inc. and Ivan Klarich (including all exhibits and schedules thereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOTALIGENT, INC.

Date: April 15, 2026	By:	/s/ EDWARD C DEFEUDIS
Edward C. DeFeudis CEO

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